EXHIBIT 99.1

                          SONOMAWEST HOLDINGS ANNOUNCES
 WITHDRAWAL OF PRELIMINARY EXPRESSION OF INTEREST FOR GOING PRIVATE TRANSACTION


         SEBASTOPOL, CALIFORNIA, JUNE 19, 2006. SonomaWest Holdings, Inc. (pink sheets: SWHI.PK) today announced that it has received from Walker R. Stapleton, the company's President and Chief Executive Officer, a letter withdrawing his previously expressed interest in initiating a management-led buyout transaction of the company by an investment group consisting of Mr. Stapleton and members of his family, including Craig Stapleton, who is the company's largest stockholder. The letter indicates that the range between the amount the investment group was willing to propose in connection with its management led buyout offer and the amount the Special Committee of the Board of Directors of the Company was willing to accept was too broad for negotiations to continue in a positive direction. Therefore, the investment group informed the Special Committee they would not be proceeding with an offer to acquire the outstanding shares of common stock held by holders other than the investment group, and that the investment group intends that the Company's business be returned to ordinary course operations with the goal of developing the Company while creating value for all shareholders.


Forward Looking Statements
--------------------------

This press release contains forward-looking statements regarding future events and future performance of the company, which involve risks and uncertainties. Actual results could differ materially from those projected or implied by such forward-looking statements. We refer you to documents that the company files from time to time with the Securities and Exchange Commission, such as the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.